Exhibit 99.1

CareTrust REIT Announces Third Quarter 2019 Operating Results

Conference Call Scheduled for Friday, November 8, 2019 at 1:00 pm ET
SAN CLEMENTE, Calif., November 7, 2019 (GLOBE NEWSWIRE) -- CareTrust REIT, Inc. (Nasdaq:CTRE) today reported operating results for the quarter ended September 30, 2019, as well as other recent events.
For the quarter, CareTrust REIT reported:

•	Net loss of $10.1 million and net loss per diluted weighted-average common share of $0.11;

•	Normalized FFO of $33.6 million and normalized FFO per diluted weighted-average common share of $0.35;

•	Normalized FAD of $34.5 million and normalized FAD per diluted weighted-average common share of $0.36; and

•	A net debt-to-normalized EBITDA ratio of 3.4x, and a net debt-to-enterprise value of 20%, each as of quarter-end.

Spring Cleaning
Speaking of the Company’s progress during the quarter, Greg Stapley, CareTrust's Chairman and Chief Executive Officer, reiterated that the Company’s record acquisition pace in the first half of the year, along with its conservative leverage levels, had allowed the Company to critically reexamine its portfolio for key re-tenanting and capital recycling opportunities. “As we previewed with last quarter’s results, after five full years of successful growth and diversification we recognized the need to do a deep dive on our portfolio and take a critical look at certain assets and relationships,” said Mr. Stapley. “As a result, we made affirmative moves that we believe have strengthened our overall portfolio by disposing of a few less desirable assets, moving other assets into stronger hands and restructuring or terminating relations with specific tenants,” he said.
Mr. Stapley characterized the exercise as a necessary part of a “regular and robust asset management process” in which every landlord should engage periodically. “We are committed to detecting and tackling small problems while they are still small, and believe this rigorous approach enhances accountability and promotes long term success both for us and our operating partners,” he said. David Sedgwick, CareTrust REIT’s Chief Operating Officer, added, “As a result of these changes, both the lease coverages and the tenant credits that back our overall portfolio are stronger than ever, and we believe our portfolio and tenant roster are very solid heading into 2020 and beyond.”
Financial Results for Quarter Ended September 30, 2019
Chief Financial Officer Bill Wagner reported that, for the third quarter, CareTrust generated a net loss of $10.1 million, or $0.11 per diluted weighted-average common share, normalized FFO of $33.6 million, or $0.35 per diluted weighted-average common share, and normalized FAD of $34.5 million, or $0.36 per diluted weighted-average common share. “We are pleased to be delivering a quarter-over-quarter increase in both normalized FFO and normalized FAD while simultaneously maintaining industry-low leverage and positioning CareTrust for future growth,” said Mr. Wagner.
Mr. Wagner reported that the quarter’s GAAP financial results were impacted by the several restructuring efforts simultaneously undertaken by the Company in the quarter. “The changes we made resulted in total impairments of $16.7 million, adjustments and write-offs of straight-line and other rent of $12.1 million, and a provision for loan loss of $1.1 million,” he said. “These one-time adjustments were a necessary part of our hands-on asset management philosophy, and we expect that the longer-term benefit of this quarter’s changes is a stronger and much more predictable platform to grow from in 2020,” he added.
Liquidity
Discussing the Company’s balance sheet, Mr. Wagner reported that, as of quarter end, CareTrust’s net debt-to-normalized EBITDA ratio was approximately 3.4x and its net debt-to-enterprise value was approximately 20%. “Our current debt levels continue to be well under management’s stated target leverage range of 4.0x to 5.0x net debt-to-normalized EBITDA, allowing us substantial optionality with respect to how we choose to fund significant growth going forward,” he said.

2019 Guidance Update & 2020 Guidance Preview
The Company updated its guidance for 2019, with Mr. Wagner projecting on a per-diluted weighted-average common share basis net income of approximately $0.46 to $0.47, normalized FFO of approximately $1.36 to $1.37, and normalized FAD of approximately $1.40 to $1.41. He noted that the 2019 guidance is based on a diluted weighted-average common share count of 93.4 million shares and assumes no new acquisitions or dispositions beyond those completed or announced to date, no new debt incurrences or new equity issuances, and estimated 1.75% CPI-based rent escalators under CareTrust's long-term net leases.
Mr. Wagner also noted that the recent adjustments in CareTrust’s portfolio had provided early visibility into the Company’s estimated earnings for 2020. “We are projecting normalized FFO per share of $1.36 to $1.38, and normalized FAD per share of $1.40 to $1.42,” he said. “The 2020 guidance includes all investments made to date plus the expected fourth quarter acquisition of CareTrust’s remaining preferred equity investment, all portfolio adjustments made to date, the application of announced property sale proceeds to outstanding borrowings on the Company’s revolver, a diluted weighted-average share count of 95.6 million shares, no additional investments or dispositions, no debt or equity issuances, and inflation-based rent escalators at an average of 1.75%,” he added.
Portfolio Growth and Other Changes in the Quarter and Since
During the third quarter, CareTrust acquired a 96-operating bed assisted living facility in Escondido, California, and leased it to Bayshire, LLC. The total investment was approximately $12.6 million, inclusive of transaction costs, and the new master lease carries an initial annual cash rent of approximately $1.0 million. CareTrust funded the acquisition using cash on hand.
On September 1, 2019, the Company sold three of the seven Ohio properties that were formerly leased to Trillium Healthcare Group, LLC for $28.0 million, and leased the remaining four to affiliates of Providence Group, an existing CareTrust tenant with operations in Ohio and elsewhere. “The Ohio transactions allowed us to dispose of a couple challenging facilities and install an operator in the remaining assets with more experience and resources in the region, while allowing Trillium to refocus their efforts in Iowa and Georgia,” said Mr. Sedgwick.
On October 1, 2019, CareTrust acquired a 70-bed skilled nursing facility in Modesto, California, and a 99-bed skilled nursing and 72-unit assisted living campus in Sacramento, California. The facilities were both leased to Kalesta Healthcare, LLC. The total initial investment for the two assets was approximately $22.8 million, inclusive of transaction costs. Scheduled cash rent for the first two years is approximately $3.9 million, with CPI-based escalators thereafter.
On November 1, 2019, CareTrust replaced longtime tenant Priority Life Care, LLC in a portfolio of seven assisted living facilities located in Florida, Maryland, Indiana and Wisconsin. The new operator is Noble Health Services.
During the quarter, CareTrust concluded that six skilled nursing facilities located in Michigan and operated by Metron Integrated Health Systems met the criteria to be classified as held for sale. The Michigan assets are now under contract to sell for $37.0 million, subject to normal diligence, transfer documentation and licensure. Mr. Sedgwick said that the Company expects the transaction to close within the next few months.
Dividend Declared
During the quarter, CareTrust declared a quarterly dividend of $0.225 per common share. “On an annualized basis, our quarterly dividend represents a payout ratio of approximately 64% based on the third quarter 2019 normalized FFO, and 63% on normalized FAD,” said Mr. Wagner. “At this level, our dividend remains among the best-protected of all our industry peers, while simultaneously providing additional growth capital for reinvestment and a solid overall return to our shareholders,” he added.
Conference Call

A conference call will be held on Friday, November 8, 2019, at 1:00 p.m. Eastern Time (10:00 a.m. Pacific Time), during which CareTrust’s management will discuss third quarter 2019 results, recent developments and other matters. The dial-in number for this call is (844) 220-4972 (U.S.) or (317) 973-4053 (International). The conference ID number is 2590957. To listen to the call online, or to view any financial or other statistical information required by SEC Regulation G, please visit the Investors section of the CareTrust REIT website at http://investor.caretrustreit.com. The call will be recorded, and will be available for replay via the website for 30 days following the call.

About CareTrustTM

CareTrust REIT, Inc. is a self-administered, publicly-traded real estate investment trust engaged in the ownership, acquisition, development and leasing of skilled nursing, seniors housing and other healthcare-related properties. With a nationwide portfolio of long-term net-leased properties, and a growing portfolio of quality operators leasing them, CareTrust REIT is pursuing both external and organic growth opportunities across the United States. More information about CareTrust REIT is available at www.caretrustreit.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release contains, and the related conference call will include, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical statements of fact and statements regarding the Company’s intent, belief or expectations, including, but not limited to, statements regarding future financial and financing positions, business and acquisition strategies, growth prospects, operating and financial performance, expectations regarding the making of distributions, payment of dividends, compliance with and changes in governmental regulations, and the performance of the Company’s tenants and operators and their respective facilities.
Words such as “anticipate,” “believe,” “could,” “expect,” “estimate,” “intend,” “may,” “plan,” “seek,” “should,” “will,” “would,” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements, though not all forward-looking statements contain these identifying words. The Company’s forward-looking statements are based on management’s current expectations and beliefs, and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although the Company believes that the assumptions underlying these forward-looking statements are reasonable, they are not guarantees and the Company can give no assurance that its expectations will be attained. Factors which could have a material adverse effect on the Company’s operations and future prospects or which could cause actual results to differ materially from expectations include, but are not limited to: (i) the ability and willingness of Company tenants to meet and/or perform their obligations under the triple-net leases the Company has entered into with them, including, without limitation, their respective obligations to indemnify, defend and hold the Company harmless from and against various claims, litigation and liabilities; (ii) the ability and willingness of the Company’s tenants to comply with laws, rules and regulations in the operation of the properties the Company leases to them; (iii) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration and the ability to reposition Company properties on the same or better terms in the event of nonrenewal or in the event the Company replaces an existing tenant, as well as any obligations, including indemnification obligations, that the Company may incur in connection with the replacement of an existing tenant; (iv) the availability of and the ability to identify (a) tenants who meet our credit and operating standards, and (b) suitable acquisition opportunities and the ability to acquire and lease the respective properties to such tenants on favorable terms; (v) the ability to generate sufficient cash flows to service the Company’s outstanding indebtedness; (vi) access to debt and equity capital markets; (vii) fluctuating interest rates; (viii) the ability to retain key management personnel; (ix) the ability to maintain the Company’s status as a real estate investment trust (“REIT”); (x) changes in the U.S. tax laws and other state, federal or local laws, whether or not specific to REITs; (xi) other risks inherent in the real estate business, including potential liability relating to environmental matters and illiquidity of real estate investments; and (xii) any additional factors identified in the Company’s filings with the Securities and Exchange Commission (“SEC”), including those in the Company‘s Annual Report on Form 10-K for the year ended December 31, 2018 under the heading entitled “Risk Factors,” as such risk factors may be amended, supplemented or superseded from time to time by other reports the Company files with the SEC.
Information in this press release or the related conference call is provided as of September 30, 2019, unless specifically stated otherwise. The Company expressly disclaims any obligation to update or revise any information in this press release or the related conference call (and replays thereof), including forward-looking statements, whether to reflect any change in the Company’s expectations, any change in events, conditions or circumstances, or otherwise.
As used in this press release or the related conference call, unless the context requires otherwise, references to “CTRE,” "CareTrust," “CareTrust REIT” or the “Company” refer to CareTrust REIT, Inc. and its consolidated subsidiaries. GAAP refers to generally accepted accounting principles in the United States of America.
Contact:
CareTrust REIT, Inc.
(949) 542-3130
ir@caretrustreit.com

CARETRUST REIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues:
Rental income	$31,577	$35,332	$114,047	$103,856
Tenant reimbursements	—	2,990	—	8,974
Independent living facilities	929	871	2,676	2,515
Interest and other income	808	317	2,450	1,235
Total revenues	33,314	39,510	119,173	116,580
Expenses:
Depreciation and amortization	13,420	11,351	38,759	34,227
Interest expense	7,064	6,805	21,209	21,182
Property taxes	1,025	2,990	2,307	8,974
Independent living facilities	806	766	2,232	2,226
Impairment of real estate investments	16,692	—	16,692	—
Provision for loan losses	1,076	—	1,076	—
General and administrative	3,502	3,088	11,418	9,638
Total expenses	43,585	25,000	93,693	76,247
Other income:
Gain on sale of real estate	217	—	217	2,051
Net (loss) income	$(10,054)	$14,510	$25,697	$42,384

Earnings per common share:
Basic	$(0.11)	$0.18	$0.28	$0.54
Diluted	$(0.11)	$0.18	$0.28	$0.54

Weighted average shares outstanding:
Basic	95,103	81,490	92,409	77,811
Diluted	95,103	81,490	92,409	77,811

Dividends declared per common share	$0.225	$0.205	$0.675	$0.615

CARETRUST REIT, INC.
RECONCILIATIONS OF NET (LOSS) INCOME TO NON-GAAP FINANCIAL MEASURES
(in thousands)
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Net (loss) income	$(10,054)	$14,510	$25,697	$42,384
Depreciation and amortization	13,420	11,351	38,759	34,227
Interest expense	7,064	6,805	21,209	21,182
Amortization of stock-based compensation	981	988	3,122	2,816
EBITDA	11,411	33,654	88,787	100,609
Impairment of real estate investments	16,692	—	16,692	—
Provision for loan losses	1,076	—	1,076	—
Provision for doubtful accounts	12,471	—	12,471	—
Property operating expenses	218	—	218	—
Gain on sale of real estate	(217)	—	(217)	(2,051)
Normalized EBITDA	$41,651	$33,654	$119,027	$98,558

Net (loss) income	$(10,054)	$14,510	$25,697	$42,384
Real estate related depreciation and amortization	13,404	11,330	38,709	34,144
Impairment of real estate investments	16,692	—	16,692	—
Gain on sale of real estate	(217)	—	(217)	(2,051)
Funds from Operations (FFO)	19,825	25,840	80,881	74,477
Provision for loan losses	1,076	—	1,076	—
Provision for doubtful accounts	12,471	—	12,471	—
Property operating expenses	218	—	218	—
Normalized FFO	$33,590	$25,840	$94,646	$74,477

CARETRUST REIT, INC.
RECONCILIATIONS OF NET (LOSS) INCOME TO NON-GAAP FINANCIAL MEASURES (continued)
(in thousands, except per share data)
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Net (loss) income	$(10,054)	$14,510	$25,697	$42,384
Real estate related depreciation and amortization	13,404	11,330	38,709	34,144
Amortization of deferred financing fees	488	484	1,516	1,452
Amortization of stock-based compensation	981	988	3,122	2,816
Straight-line rental income	(546)	(698)	(1,483)	(1,631)
Impairment of real estate investments	16,692	—	16,692	—
Gain on sale of real estate	(217)	—	(217)	(2,051)
Funds Available for Distribution (FAD)	20,748	26,614	84,036	77,114
Provision for loan losses	1,076	—	1,076	—
Provision for doubtful accounts	12,471	—	12,471	—
Property operating expenses	218	—	218	—
Normalized FAD	$34,513	$26,614	$97,801	$77,114

FFO per share	$0.21	$0.32	$0.87	$0.96
Normalized FFO per share	$0.35	$0.32	$1.02	$0.96

FAD per share	$0.22	$0.33	$0.91	$0.99
Normalized FAD per share	$0.36	$0.33	$1.06	$0.99

Diluted weighted average shares outstanding [1]	95,313	81,687	92,650	77,985

[1] For the periods presented, the diluted weighted average shares have been calculated using the treasury stock method.

CARETRUST REIT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS - 5 QUARTER TREND
(in thousands, except per share data)
(Unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	September 30, 2018	December 31, 2018	March 31, 2019	June 30, 2019	September 30, 2019
Revenues:
Rental income	$35,332	$36,217	$38,347	$44,123	$31,577
Tenant reimbursements	2,990	2,950	—	—	—
Independent living facilities	871	864	860	887	929
Interest and other income	317	330	451	1,191	808
Total revenues	39,510	40,361	39,658	46,201	33,314
Expenses:
Depreciation and amortization	11,351	11,539	11,902	13,437	13,420
Interest expense	6,805	6,678	6,860	7,285	7,064
Property taxes	2,990	2,950	826	456	1,025
Independent living facilities	766	738	707	719	806
Impairment of real estate investments	—	—	—	—	16,692
Provision for loan losses	—	—	—	—	1,076
General and administrative	3,088	2,917	3,310	4,606	3,502
Total expenses	25,000	24,822	23,605	26,503	43,585
Other income:
Gain on sale of real estate	—	—	—	—	217
Net income (loss)	$14,510	$15,539	$16,053	$19,698	$(10,054)

Diluted earnings per share	$0.18	$0.18	$0.18	$0.21	$(0.11)

Diluted weighted average shares outstanding	81,490	84,084	88,010	94,036	95,103

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME (LOSS) TO NON-GAAP FINANCIAL MEASURES - 5 QUARTER TREND
(in thousands)
(Unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	September 30, 2018	December 31, 2018	March 31, 2019	June 30, 2019	September 30, 2019

Net income (loss)	$14,510	$15,539	$16,053	$19,698	$(10,054)
Depreciation and amortization	11,351	11,539	11,902	13,437	13,420
Interest expense	6,805	6,678	6,860	7,285	7,064
Amortization of stock-based compensation	988	1,032	994	1,147	981
EBITDA	33,654	34,788	35,809	41,567	11,411
Impairment of real estate investments	—	—	—	—	16,692
Provision for loan losses	—	—	—	—	1,076
Provision for doubtful accounts	—	—	—	—	12,471
Property operating expenses	—	—	—	—	218
Gain on sale of real estate	—	—	—	—	(217)
Normalized EBITDA	$33,654	$34,788	$35,809	$41,567	$41,651

Net income (loss)	$14,510	$15,539	$16,053	$19,698	$(10,054)
Real estate related depreciation and amortization	11,330	11,520	11,884	13,421	13,404
Impairment of real estate investments	—	—	—	—	16,692
Gain on sale of real estate	—	—	—	—	(217)
Funds from Operations (FFO)	25,840	27,059	27,937	33,119	19,825
Provision for loan losses	—	—	—	—	1,076
Provision for doubtful accounts	—	—	—	—	12,471
Property operating expenses	—	—	—	—	218
Normalized FFO	$25,840	$27,059	$27,937	$33,119	$33,590

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES - 5 QUARTER TREND (continued)
(in thousands, except per share data)
(Unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	September 30, 2018	December 31, 2018	March 31, 2019	June 30, 2019	September 30, 2019

Net income (loss)	$14,510	$15,539	$16,053	$19,698	$(10,054)
Real estate related depreciation and amortization	11,330	11,520	11,884	13,421	13,404
Amortization of deferred financing fees	484	486	541	487	488
Amortization of stock-based compensation	988	1,032	994	1,147	981
Straight-line rental income	(698)	(702)	(463)	(474)	(546)
Impairment of real estate investments	—	—	—	—	16,692
Gain on sale of real estate	—	—	—	—	(217)
Funds Available for Distribution (FAD)	26,614	27,875	29,009	34,279	20,748
Provision for loan losses	—	—	—	—	1,076
Provision for doubtful accounts	—	—	—	—	12,471
Property operating expenses	—	—	—	—	218
Normalized FAD	$26,614	$27,875	$29,009	$34,279	$34,513

FFO per share	$0.32	$0.32	$0.32	$0.35	$0.21
Normalized FFO per share	$0.32	$0.32	$0.32	$0.35	$0.35

FAD per share	$0.33	$0.33	$0.33	$0.36	$0.22
Normalized FAD per share	$0.33	$0.33	$0.33	$0.36	$0.36

Diluted weighted average shares outstanding [1]	81,687	84,324	88,266	94,292	95,313

[1] For the periods presented, the diluted weighted average shares have been calculated using the treasury stock method.

CARETRUST REIT, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)
	September 30, 2019	December 31, 2018
Assets:
Real estate investments, net	$1,404,024	$1,216,237
Other real estate investments, net	44,808	18,045
Assets held for sale, net	34,590	—
Cash and cash equivalents	5,749	36,792
Accounts and other receivables, net	2,125	11,387
Prepaid expenses and other assets	30,202	8,668
Deferred financing costs, net	3,268	633
Total assets	$1,524,766	$1,291,762

Liabilities and Equity:
Senior unsecured notes payable, net	$295,721	$295,153
Senior unsecured term loan, net	198,661	99,612
Unsecured revolving credit facility	65,000	95,000
Accounts payable and accrued liabilities	16,251	15,967
Dividends payable	21,647	17,783
Total liabilities	597,280	523,515

Equity:
Common stock	951	859
Additional paid-in capital	1,162,047	965,578
Cumulative distributions in excess of earnings	(235,512)	(198,190)
Total equity	927,486	768,247
Total liabilities and equity	$1,524,766	$1,291,762

CARETRUST REIT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)
	For the Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities:
Net income	$25,697	$42,384
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including below-market ground leases)	38,789	34,240
Amortization of deferred financing costs	1,516	1,453
Amortization of stock-based compensation	3,122	2,816
Straight-line rental income	(1,483)	(1,631)
Adjustment for collectibility of rental income	12,078	—
Noncash interest income	(31)	(228)
Gain on sale of real estate	(217)	(2,051)
Interest income distribution from other real estate investment	463	—
Impairment of real estate investments	16,692	—
Provision for loan losses	1,076	—
Change in operating assets and liabilities:
Accounts and other receivables, net	(6,043)	(5,499)
Prepaid expenses and other assets	(348)	(159)
Accounts payable and accrued liabilities	3,847	1,065
Net cash provided by operating activities	95,158	72,390
Cash flows from investing activities:
Acquisitions of real estate, net of deposits applied	(298,557)	(75,621)
Improvements to real estate	(1,230)	(5,401)
Purchases of equipment, furniture and fixtures	(2,926)	(1,262)
Investment in real estate mortgage and other loans receivable	(14,699)	(2,598)
Principal payments received on real estate mortgage and other loans receivable	11,959	893
Repayment of other real estate investment	2,204	—
Escrow deposits for acquisitions of real estate	(22,920)	(1,000)
Net proceeds from sales of real estate	218	13,004
Net cash used in investing activities	(325,951)	(71,985)
Cash flows from financing activities:
Proceeds from the issuance of common stock, net	195,963	130,546
Proceeds from the issuance of senior unsecured term loan	200,000	—
Borrowings under unsecured revolving credit facility	235,000	60,000
Payments on unsecured revolving credit facility	(265,000)	(135,000)
Payments on senior unsecured term loan	(100,000)	—
Payments of deferred financing costs	(4,534)	—
Net-settle adjustment on restricted stock	(2,524)	(1,288)
Dividends paid on common stock	(59,155)	(45,827)
Net cash provided by financing activities	199,750	8,431
Net (decrease) increase in cash and cash equivalents	(31,043)	8,836
Cash and cash equivalents, beginning of period	36,792	6,909
Cash and cash equivalents, end of period	$5,749	$15,745

CARETRUST REIT, INC.
DEBT SUMMARY
(dollars in thousands)
(Unaudited)

					September 30, 2019
	Interest		Maturity			% of	Deferred		Net Carrying
Debt	Rate		Date		Principal	Principal	Loan Costs		Value

Fixed Rate Debt

Senior unsecured notes payable	5.250%		2025		$300,000	53.1%	$(4,279)		$295,721

Floating Rate Debt

Senior unsecured term loan	3.542%	[1]	2026		200,000	35.4%	(1,339)		198,661

Unsecured revolving credit facility	3.144%	[2]	2024	[3]	65,000	11.5%	—	[4]	65,000
	3.444%				265,000	46.9%	(1,339)		263,661

Total Debt	4.403%				$565,000	100.0%	$(5,618)		$559,382

[1] Funds can be borrowed at applicable LIBOR plus 1.50% to 2.20% or at the Base Rate (as defined) plus 0.50% to 1.20%.
[2] Funds can be borrowed at applicable LIBOR plus 1.10% to 1.55% or the Base Rate (as defined) plus 0.10% to 0.55%.
[3] Maturity date assumes exercise of two 6-month extension options.
[4] Deferred financing fees are not shown net for the unsecured revolving credit facility and are included in assets on the balance sheet.

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES
(shares in thousands)
(Unaudited)

Guidance

	Q1-Q3 2019	Q4 2019 Guidance		Full Year 2019 Guidance		Full Year 2020 Guidance
	Actual	Low	High	Low	High	Low	High
Net income	$0.28	$0.18	$0.19	$0.46	$0.47	$0.80	$0.82
Real estate related depreciation and amortization	0.42	0.14	0.14	0.56	0.56	0.56	0.56
Impairment of real estate investment	0.18	—	—	0.18	0.18	—	—
Gain on sale of real estate	(0.00)	—	—	(0.00)	(0.00)	—	—
Funds from Operations (FFO)	0.87	0.32	0.33	1.20	1.21	1.36	1.38
Provision for doubtful accounts and straight-line rent	0.13	0.01	0.01	0.15	0.15	—	—
Provision for loan losses	0.01	—	—	0.01	0.01	—	—
Property operating expenses	0.00	—	—	0.00	0.00	—	—
Normalized FFO	$1.02	$0.34	$0.35	$1.36	$1.37	$1.36	$1.38

Net income	$0.28	$0.18	$0.19	$0.46	$0.47	$0.80	$0.82
Real estate related depreciation and amortization	0.42	0.14	0.14	0.56	0.56	0.56	0.56
Amortization of deferred financing fees	0.02	—	—	0.02	0.02	0.02	0.02
Amortization of stock-based compensation	0.03	0.01	0.01	0.04	0.04	0.03	0.03
Straight-line rental income	(0.02)	0.00	0.00	(0.02)	(0.02)	(0.01)	(0.01)
Impairment of real estate investment	0.18	—	—	0.18	0.18	—	—
Gain on sale of real estate	(0.00)	—	—	(0.00)	(0.00)	—	—
Funds Available for Distribution (FAD)	0.91	0.33	0.34	1.24	1.25	1.40	1.42
Provision for doubtful accounts and straight-line rent	0.13	0.01	0.01	0.15	0.15	—	—
Provision for loan losses	0.01	—	—	0.01	0.01	—	—
Property operating expenses	0.00	—	—	0.00	0.00	—	—
Normalized FAD	$1.06	$0.34	$0.35	$1.40	$1.41	$1.40	$1.42
Weighted average shares outstanding:
Diluted	92,650	95,557	95,557	93,357	93,357	95,557	95,557

Non-GAAP Financial Measures
EBITDA represents net income before interest expense (including amortization of deferred financing costs), amortization of stock-based compensation, and depreciation and amortization. Normalized EBITDA represents EBITDA as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of core operating performance, such as real estate impairment charges, provision for loan losses, provision for doubtful accounts, property operating expenses and gains or losses from dispositions of real estate or other real estate. EBITDA and Normalized EBITDA do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. EBITDA and Normalized EBITDA do not purport to be indicative of cash available to fund future cash requirements, including the Company’s ability to fund capital expenditures or make payments on its indebtedness. Further, the Company’s computation of EBITDA and Normalized EBITDA may not be comparable to EBITDA and Normalized EBITDA reported by other REITs.
Funds from Operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), and Funds Available for Distribution (“FAD”) are important non-GAAP supplemental measures of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation except on land, such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that uses historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP.
FFO is defined by NAREIT as net income computed in accordance with GAAP, excluding gains or losses from dispositions of real estate investments, real estate depreciation and amortization and real estate impairment charges, and adjustments for unconsolidated partnerships and joint ventures. The Company computes FFO in accordance with NAREIT’s definition.
FAD is defined as FFO excluding noncash income and expenses, such as amortization of stock-based compensation, amortization of deferred financing fees and the effects of straight-line rent. The Company considers FAD to be a useful supplemental measure to evaluate the Company’s operating results excluding these income and expense items to help investors, analysts and other interested parties compare the operating performance of the Company between periods or as compared to other companies on a more consistent basis.
In addition, the Company reports Normalized FFO and Normalized FAD, which adjust FFO and FAD for certain revenue and expense items that the Company does not believe are indicative of its ongoing operating results, such as provision for loan losses, provision for doubtful accounts, and property operating expenses. By excluding these items, investors, analysts and our management can compare Normalized FFO and Normalized FAD between periods more consistently.
While FFO, Normalized FFO, FAD and Normalized FAD are relevant and widely-used measures of operating performance among REITs, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO, Normalized FFO, FAD and Normalized FAD do not purport to be indicative of cash available to fund future cash requirements.
Further, the Company’s computation of FFO, Normalized FFO, FAD and Normalized FAD may not be comparable to FFO, Normalized FFO, FAD and Normalized FAD reported by other REITs that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define FAD differently than the Company does.
The Company believes that net income, as defined by GAAP, is the most appropriate earnings measure. The Company also believes that the use of EBITDA, Normalized EBITDA, FFO, Normalized FFO, FAD and Normalized FAD, combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and makes comparisons of operating results among such companies more meaningful. The Company considers EBITDA and Normalized EBITDA useful in understanding the Company’s operating results independent of its capital structure, indebtedness and other charges that are not indicative of its ongoing results, thereby allowing for a more meaningful comparison of operating performance between periods and against other REITs. The Company considers FFO, Normalized FFO, FAD and Normalized FAD to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses from real estate dispositions, impairment charges and real estate depreciation and amortization, and, for FAD and Normalized FAD, by excluding noncash income and expenses such as amortization of stock-based compensation, amortization of deferred financing fees, and the effects of straight-line rent, FFO, Normalized FFO, FAD and Normalized FAD can help investors compare the Company’s operating performance between periods and to other REITs.